UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 1, 2009

NRG Energy, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-15891	41-1724239
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

211 Carnegie Center, Princeton, New Jersey		08540
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	609-524-4500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.05 Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On July 1, 2009, the Board of Directors (the "Board") of NRG Energy, Inc. ("NRG") approved and adopted an amended Code of Conduct. The "Confidentiality" section of the Code of Conduct was amended to clarify that directors of NRG shall not disclose NRG’s confidential information to any third party without the specific authorization of a majority of the entire Board. In the event of noncompliance by any director with this confidentiality obligation, the Board shall determine the appropriate consequences in its reasonable, good faith judgment by a resolution of a majority of the entire Board, which consequences may include termination of membership on Board committees, forfeiture of director compensation and, after August 1, 2009, if a court of competent jurisdiction determines that the breach of the director’s confidentiality obligation constitutes a breach of the duty of loyalty, NRG may apply to the Delaware Chancery Court to have the director removed in accordance with the Delaware General Corporation Law.

The description above is qualified in its entirety by reference to the amended Code of Conduct, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 - NRG Energy, Inc. Code of Conduct

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRG Energy, Inc.

July 8, 2009	By:	/s/ Michael R. Bramnick

Name: Michael R. Bramnick
Title: SVP and General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	NRG Energy, Inc. Code of Conduct